                  DEUTSCHE BANK NATIONAL TRUST COMPANY

                           CERTIFICATE



1, Ronaldo Reyes, DO HEREBY CERTIFY THAT:

     1. I am the duly elected Assistant Vice President, of Deutsche Bank National Trust Company, a national bank organized and existing under the laws of the United States of America (the "Association").

     2. The Articles of Association of the Association, under the name of BT Trust Company of California, National Association, were filed with the Comptroller of the Currency, Northeastern District office on February 13, 1986 (the "Original Articles"). A copy of said Original Articles, as amended from time to time and as certified by the Comptroller of the Currency on February 4, 2002, is attached hereto as Exhibit A.

     3. A further amendment to the Articles of Association of the Association, changing the title of the Association to "Deutsche Bank National Trust Company" effective April 15, 2002, was filed with the Comptroller of the Currency, Western District Office Licensing Unit on March 28, 2002 (the "Amended Articles"). A copy of that amendment is attached hereto as Exhibit B.

     4. The Original Articles and the Amended Articles, taken together, constitute the entire Articles of Association of the Association, as in effect on the date hereof; such Articles of Association of the Association have not been further modified or rescinded.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of Deutsche Bank National Trust Company this 31st day of October, 2003.

                                                  /s/ Ronaldo Reyes

                                    EXHIBIT A

[LOGO]
--------------------------------------------------------------------------------
COMPTROLLER OF THE CURRENCY
ADMINISTRATOR OF NATIONAL BANKS
--------------------------------------------------------------------------------
WASHINGTON, D.C. 20219

                                  CERTIFICATE

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that the document hereto attached is a true copy, as recorded in this Office, of the currently effective Articles of Association for "Bankers Trust Company of California, National Association," Los Angeles, California, (Charter No. 18608)


                               IN TESTIMONY WHEREOF,, I have hereunto
                               subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this Monday, February 04, 2002

[TREASURY SEAL]

                               /s/ John D. Hawke, Jr.
                               -------------------------------------------------
                               COMPTROLLER OF THE CURRENCY

                            CERTIFICATE OF AMENDMENT
                                       OF
                             ARTICLES OF ASSOCIATION
                                       OF
                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

     I, David Abramson, certify that:

     1. I am the duly elected Secretary of Bankers Trust Company of California, N.A.

     2. On January 17, 1992, at a special meeting of the Shareholders of Bankers Trust Company of California, N.A., the following resolution and amendment to Article FIFTH of the Articles of Association of Bankers Trust Company of California, N.A. was adopted:

     RESOLVED, that Bankers Trust Holdings, Inc., the sole shareholder of Bankers Trust Company of California, N.A. ("BTCal"), hereby approves of the amendment to the first paragraph of Article FIFTH of the Articles of Association of BTCal, to read as follows:

          The authorized amount of capital stock of this Association shall be 500,000 shares of common stock of the par value of One Hundred Dollars and no cents ($100.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

Article FIFTH of the Articles of Association of Bankers Trust Company of California, N.A. is restated in entirety, as follows:

          The authorized amount of capital stock of this Association shall be 500,000 shares of common stock of the par value of One Hundred Dollars and no cents ($100.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

          No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription thereto other than such, if any; as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

          If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his/her proportionate amount of such increase in accordance with the number of shares of capital stock owned by him/her at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

          The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

     3. The foregoing amendment of the Articles of Association has been duly approved by the Board of Directors of Bankers Trust Company of California, N.A. on January 7, 1992.

     4. The Resolution and Amendment set forth above has not been modified or rescinded and is in full force and effect.

     IN WINTNESS WHEREOF, I have set my hand and the seal of this Association this 22nd day of January, 1992.



                                             /s/ David Abramson
                                             -----------------------------------
                                             David Abramson
                                             Secretary

                                             DATE ACCEPTED:   FEBRUARY 10, 1992
                                                           ---------------------

                                             BY: /s/  John C. Beers
                                                 -------------------------------
                                                 JOHN C. BEERS
                                                 Acting Director for Analysis
                                                 Western District

                         BT TRUST COMPANY OF CALIFORNIA,
                              NATIONAL ASSOCIATION

     I, DAVID ABRAMSON, certify that:

     I am the duly constituted Secretary of BT Trust Company of California, National Association, and as such officer I am the official custodian of its records; and that the following is a true and correct copy of a resolution of the Association's Shareholders, and such resolution is now lawfully in force and effect:

     RESOLVED, that the amendment of the First Article of Association is hereby approved, shall be effective immediately, and shall read as follows:

     FIRST: The title of this Association shall be "Bankers Trust Company of California, National Association".

And that the following is a true and correct copy of a resolution of the Association's Board of Directors, and such resolution is now lawfully in force and effect:

     RESOLVED, that the amendment of the title of the Association's By-Laws to read "Bankers Trust Company of California, National Association", is hereby approved.


Dated:  March 20, 1987

                                                  /s/ David Abramson
                                                  ------------------------------
                                                             Secretary

                                                            Filed
                                                 Comptroller of The Currency
                                                    Northeastern District
                                                      Date FEB 13 1986


              BT TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION

                            ARTICLES OF ASSOCIATION

     For the purpose of organizing an association to carry on the business of a limited purpose trust company under the laws of the United States, the undersigned do enter into the following articles of association:

     FIRST: The title of this Association shall be "BT Trust Company of California, National Association".

     SECOND: The main office of the Association shall be in the City of Los Angeles, County of Los Angeles, State of California. The general business of the Association shall be conducted at its main office and its branches.

     THIRD: The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par market value or equity interest of $1,000 of stock in the bank holding company controlling this association. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

     FOURTH: The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

     Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than

50 days prior to any meeting of shareholders called for the election of directors;, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

     FIFTH: The authorized amount of capital stock of this Association shall be 5,000 shares of common stock of the par value of One Hundred Dollars and no cents ($100.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

     No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription thereto other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

     If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his/her proportionate amount of such increase in accordance with the number of shares of capital stock owned by him/her at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adapted by the shareholders at the time the increase is authorized.

     The Association, at any time and from time to time, may authorize and issue debt obligations, whether of not subordinated, without the approval of the shareholders.

     SIXTH: The Board of Directors (a majority of whom shall be a quorum to do business) shall appoint one of its members to be President of the Association who shall hold office (unless he shall become disqualified or be sooner removed by a two-thirds vote of the members of the Board) for the term for which he was elected a Directors. The Board of Directors may appoint one of its members to be Chairperson of the Board, who shall perform such duties as may be designated by it. The Board of Directors shall have power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of the Association.

     The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all by-laws that it may be lawful for them to make and generally do and perform all acts that it may be legal for a board of directors to do and perform.

     SEVENTH: The Board of Directors shall have the power to change the location of the main office of the Association to any other place within the limit of the City of Los Angeles, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

     EIGHTH: The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

     NINTH: The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his/her address as shown upon the books of this Association.

     TENTH: Any person, his/her heirs, executors or administrators, may be indemnified or reimbursed by the Association for liability and reasonable expenses (including amounts paid in settlement or in satisfaction of judgments or as fines or penalties) actually incurred in connection with any claim, action, suit, or proceeding, civil or criminal, whether or not by or in the right of the Association, in which he/she or they shall be involved or threatened to be involved by reason of his/her being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he/she serves or has served in any such capacity at the request of the Association (provided he/she so served at the specific request of the Association in writing signed by the Chairperson of the Board or the President and specifically referring to this Article Tenth); provided, however, that no person shall be so indemnified or reimbursed (1) in relation to any matter in an action, suit or proceeding as to which he/she shall finally be adjudged to have been guilty of, or liable for, willful misconduct, gross neglect of duty or criminal acts in the performance of his/her duties to the Association or such firm, corporation or organization; or (2) in relation to any matter in a claim, action, suit or proceeding which has been made the subject of a settlement except with the approval of (a) a court of competent jurisdiction,
(b) the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of the Directors, or (c) the shareholders, acting by vote of a majority of the outstanding shares of capital stock; and provided further that, in the case of persons serving another firm, corporation or organization at the request of the Association, the indemnity provided in this Article Tenth shall apply only if and to the extent that, after making such efforts as the Board of Directors or shareholders shall deem adequate under the circumstances, such person shall be unable, to obtain indemnification from such firm, corporation or organization. The foregoing provisions for indemnification or reimbursement shall not be exclusive of other rights to which such person, his/her heirs, executors or administrators, may be entitled by contract or otherwise. Unless the context clearly requires otherwise, the term "the Association" as used in this Article shall include any predecessor corporation.

     The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

     ELEVENTH: The powers of the Association shall be limited to conducting the business of a trust company under a national bank charter, and no amendment to such powers may be made without the prior approval of the Comptroller of the Currency.

     TWELFTH: These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, voting in person or by proxy, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

     IN WITNESS WHEREOF, we have hereunto set our hands this on the date appearing opposite our names.


/s/ Peter E. Lengyel                                        10/7/85
--------------------------------                  -----------------------------
Peter E. Lengyel                                                     date


/s/ Harold K. Atkins                                        10/7/85
--------------------------------                  -----------------------------
Harold K. Atkins                                                     date


/s/ John L. Murphy                                          10/7/85
--------------------------------                  -----------------------------
John L. Murphy                                                       date


/s/ Allan C. Martin                                         10/7/85
--------------------------------                  -----------------------------
Allan C. Martin                                                      date


/s/ Rein Lumi                                               10/7/85
--------------------------------                  -----------------------------
Rein Lumi                                                            date


/s/ Gerard P. Hourihan                                      10/7/85
--------------------------------                  -----------------------------
Gerard P. Hourihan                                                   date

State of New York

County of New York

     Before the undersigned, a Notary Public of the State of New York personally appeared Peter E. Lengyel, to me known, who a&nowledged that he executed the foregoing certificate for the purposes therein mentioned.

     Witness my hand and seal of office this 7 day of October, 1985.


                                                     /s/ David Abramson
                                               --------------------------------
                                                        Notary Public


                                                        DAVID ABRAMSON
                                               Notary Public, State of New York
                                                        No. 60-0007786
State of New York                               Qualified in Westchester County
County of New York                             Commission Expires March 30, 1987


     Before the undersigned, a Notary Public of the State of New York personally appeared John L. Murphy, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.

     Witness my hand and seal of office this 7 day of October, 1985.


                                                      /s/ David Abramson
                                                --------------------------------
                                                         Notary Public


                                                         DAVID ABRAMSON
                                                Notary Public, State of New York
                                                         No. 60-0007786
State of New York                               Qualified in Westchester County
County of New York                             Commission Expires March 30, 1987

     Before the undersigned, a Notary Public of the State of New York personally appeared Harold K. Atkins, to me known, who acknowledged that he executed the foregoing certificate for the purposes therein mentioned.


     Witness my hand and seal of office this 7 day of October, 1985.


                                                      /s/ David Abramson
                                                --------------------------------
                                                         Notary Public


                                                         DAVID ABRAMSON
                                                Notary Public, State of New York
                                                         No. 60-0007786
                                                Qualified in Westchester County
                                               Commission Expires March 30, 1987

                                   EXHIBIT B

[LOGO]
--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------

Attn: Licensing Unit
50 Fremont Street, Suite 3900
San Francisco, CA 94105
(415) 545-5930, FAX (415) 442-5315

April 4, 2002

Sandra L. West
Assistant Secretary
C/o Deutsche Bank
31 West 52nd Street-M/S NYC09-0810
New York, NY 10019

RE:       TITLE CHANGE
          BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
          LOS ANGELES, CALIFORNIA
          CHARTER NO. 18608


Dear Ms. West:

The Office of the Comptroller of the Currency (OCC) has received your letter concerning the title change, appropriate amendment to the First Article of Association of Bankers Trust Company of California, National Association. The OCC will update their records to reflect that as of April 15, 2002, the title of Bankers Trust Company of California, National Association, Charter Number 18608 will change to Deutsche Bank National Trust Company.

The original of the bank's respective Article has been forwarded to the bank's official file with our Office and an original is hereby returned for your records.

As a result of the Garn-St Germain Depository Institutions Act of 1982, the OCC is no longer responsible for the approval of national bank name changes nor does it maintain official records on the use of alternate titles. The use of other titles or the retention of the rights to any previously used title is the responsibility of the bank's board of directors. Legal counsel should be consulted to determine whether or not the new title, or any previously used title, could be challenged by competing institutions under the provisions of federal or state law.

Very truly yours,

/s/ James A. Bundy
James A. Bundy
Licensing Manager

Enclosure

                      BANKERS TRUST COMPANY OF CALIFORNIA,
                              NATIONAL ASSOCIATION

                                   ----------

     I, DAVID ABRAMSON, certify that:

     1. I am the duly elected and acting Secretary of Bankers Trust Company of California, National Association (formerly, BT Trust Company of California), and as such officer, I am the official custodian of its records; that the following is a true and correct copy of resolutions adopted by the Association's shareholders; and that such resolutions are now lawfully in force and effect:

     RESOLVED, that the Association is hereby authorized to amend the First Article of Association to read as follows:

               FIRST: The title of this Association shall be "Deutsche Bank National Trust Company."

     FURTHER RESOLVED, that the effective date of the amendment of the First Article of Association shall be April 15, 2002.

     2. The following is a true and correct copy of a resolution of the Association's Board of Directors, and such resolution is now lawfully in force and effect:

     RESOLVED, that the amendment of the First Article of Association to change the title of the Association to "Deutsche Bank National Trust Company" is hereby approved, effective April 15, 2002.

     3. The foregoing amendment to the Articles of Association has been duly approved by the Board of Directors of Bankers Trust Company of California, National Association on March 21, 2002.

     4. The Resolution and Amendment set forth above has not been modified or rescinded and is in full force and effect.

     IN WITNESS WHEREOF, I have set my hand and the seal of this Association this 27th day of March 2002.



                                                  /s/ David Abramson
                                             ------------------------------
                                                  David Abramson
                                                  Secretary


(SEAL)

State of New York        )
                         ) ss.:
County of New York       )

On the 27th day of March in the year 2002 before me, the undersigned, a Notary Public in and for said state, personally appeared David Abramson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


/s/ Sandra L. West
--------------------------------
Notary Public

                                 SANDRA L. WEST
                         NOTARY PUBLIC, STATE OF NEW YORK
                                 NO. 01WE4942401
                          QUALIFIED IN NEW YORK COUNTY
                      COMMISSION EXPIRES SEPTEMBER 19, 2002



                              OFFICE OF THE COMPTROLLER OF THE CURRENCY

                              ACCEPTED BY: /s/ James A. Bundy
                                          -----------------------------------
                                          James A. Bundy, Licensing Manager
                              Date: 4/4/02
                                    -----------------------------------------

                            [Seal of County Recorder
                         of Hennepin County, Minnesota
                              Dated 2002 July 30]
[LOGO]

--------------------------------------------------------------------------------
COMPTROLLER OF THE CURRENCY.
ADMINISTRATOR OF NATIONAL BANKS
--------------------------------------------------------------------------------

WASHINGTON, DC 20219

                                  CERTIFICATE

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324; et.seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all Natiotial Banking Associations.

2. Effective April 15, 2002, the title of "Bankers Trust Company of California, National Association," Los Angeles, California, (Charter No. 18608), was changed to "Deutsche Bank National Trust Company," Los Angeles, California, (Charter No. 18608)..



                                        IN TESTIMONY WHEREOF, I have
                                        hereunto subscribed my name and
                                        caused my seal of office to be affixed
                                        to these presents at the Treasury
                                        Department, in the City of
                                        Washington and District of Columbia,
                                        this 17th day of May, 2002.

[Treasury Seal]

                                        /s/ John D. Hawke, Jr.
                                        ----------------------------------------
                                        Comptroller of the Currency

Office of the Secretary                         [DEUTSCHE BANK LOGO]

Sandra L. West                                  Bankers Trust Corporation
Assistant Secretary                             31 West 52nd Street - NYC09-0810
                                                New York, NY 10019

                                                Tel 212 469-8174.
                                                Fax.646 324-9056

                                                sandra.l.west@db.com.


                                      OCC
                                  MAR 29, 2002
                                WESTERN DISTRICT


March 28, 2002

Mr. James A Bundy, Licensing Manager
Office of the Comptroller of the Currency
Western District Office
50 Fremont Street
Suite 3900
San Francisco, CA 94105-2292

Dear. Mr. Bundy:

Re:  Bankers Trust Company of California; National Association
     (Charter No. 18608) Title Change and Amendment of First Article of Association

Please be advised that the Board of Directors and sole shareholder of Bankers Trust Company of California, National Association, have authorized a change of title for the Association, effective on April 15, 2002, as follows:

     From:     Bankers Trust Company of California, National Association
     To:       Deutsche Bank National Trust Company

Pursuant to 12 U.S.C. 21a, we are hereby requesting approval of the Office of the Comptroller of the Currency to amend the Articles of Association to reflect the name change arid enclose two certified copies of the proposed amendment.

The Association, whose principal office is located at 300 South Grand Avenue, Los Angeles, CA 90071, was originally chartered in October 1985 under the name of BT Trust Company of, California, National Association.

From its inception through June 4, 1999, the Association was an indirect wholly-owned subsidiary of Bankers Trust New York Corporation (now, Bankers Trust Corporation) ("Bankers Trust"). In June 1999, Bankers Trust, including its subsidiaries, was acquired by a subsidiary Deutsche Bank AG, a bank organized and existing under the laws of the Federal Republic of Germany. Deutsche Bank was recently listed on the New York Stock Exchange ("NYSE") and its activities are reported daily in the U.S. media.

Since its acquisition of Bankers Trust and subsequent listing on the New York Stock Exchange, awareness of the Deutsche Bank brand has increased significantly. Management now deems it

Mr. James A. Bundy
March 28, 2002.
Page 2

in the best interests of the firm at this time to consolidate all of the U.S.-based businesses under the global Deutsche Bank brand.

Thank you for your consideration in this matter.

Please direct any questions or problems regarding this application to the undersigned, as follows:


                    c/o Deutsche Bank
                    31 West 52nd Street - M/S NYC09-0810
                    New York, NY 10019
                    Phone: (212) 469-8174
                    Fax: (646) 324-9056



                                                     Sincerely yours,

                                                     BANKERS TRUST CORPORATION

                                                     By:/s/ Sandra L. West
                                                        ------------------------
                                                        Sandra L. West
                                                        Assistant-Secretary


enclosures

cc:  Joseph Marcy, OCC Lead Trust Examiner

     Foy B. Hester, Vice President and Controller
     Bankers Trust Company of California, N.A.

     David Abramson, Secretary and Counsel
     Bankers Trust Company of California, N.A.